Exhibit 10.35

November 5, 2015

Mr. Ivan Braiker

President and CEO

Ominto, Inc.

1110-112th Avenue NE, Suite 350

Bellevue, WA 98004

Mr. Joe Reda

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004

Re: Finder’s Agreement for Ominto, Inc.

Dear Sirs:

It is expected that Chardan Capital Markets, LLC (“CCM”) will be retained by Ominto, Inc. (the “Company”) as placement agent in connection with a public offering (the “Offering”), on a best efforts basis, by the Company for up to $24,000,000 of common stock and warrants (collectively, the “Securities”), the exact nature of which shall be subject to negotiation between the Company and Chardan. The purpose of this Finder’s Agreement (“Agreement”) is to confirm the agreement between the Company, CCM and Maxim Group LLC (“Maxim”), with respect to introduction of Chardan to the Company by Maxim.

1.     (a)         In consideration of the finder services provided hereunder, Maxim shall receive the following compensation (the “Finder’s Fee”) at the closing of the Offering:

(i)       A cash fee equal to four percent (4%) of the Offering proceeds; and

(ii)     50% percent (50%) of any placement agent warrants received by CCM in connection with the Offering.

(b)         In addition to the Finder’s Fee, the Company hereby agrees to pay on the closing date of the Offering all documented fees and expenses incurred by Maxim incident to the performance of the obligations of the Maxim under this Agreement; provided however, that such fees and expenses shall not exceed the fees and expenses permitted pursuant to the Maxim LOE (hereinafter defined).

(c)         In connection with the entry into this Agreement by the parties, the Company and Maxim hereby agree to terminate that certain letter agreement dated July 7, 2015 by and between the Company and Maxim (the “Maxim LOE”); provided, however, that the Company’s obligations to Maxim pursuant to Sections 9, 10, 14 15 and 20 of the Maxim LOE shall survive such termination and shall continue to remain in full force and effect. For the avoidance of doubt, for a period of fifteen (15) months following the commencement of sales of the Offering, the Company agrees to grant Maxim the right of first refusal (“ROFR”) to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent with at least 80.0% of the economics for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such fifteen (15) month period of the Company or any successor to or any subsidiary of the Company. Additionally, in the event that the Offering does not close and the Company’s engagement of CCM as placement agent for the Offering is terminated, the Company hereby agrees to:

(i)      reimburse Maxim for the full amount of its accountable expenses incurred to such date in connection with the Offering up to a maximum of $125,000, less the $10,000 Advance (as such term is defined in the Maxim LOE) and amounts previously paid to Maxim in reimbursement for such expenses; and

Members NASD & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 2 of 7

(ii)     in the event that the Company elects to terminate the Offering for any reason even though CCM was prepared to proceed with the Offering on reasonable terms, the Company shall grant Maxim a ROFR, which shall become operative and legally binding on the date of such termination and shall remain in full force in effect for a period of fifteen (15) months thereafter.

(d)         In no event shall any obligations of the Company to pay fees or any other compensation to any other advisor or any other person in connection with any Transaction reduce the compensation and other expenses payable by the Company to Maxim under this Agreement or the Maxim LOE.

2.     Maxim expressly acknowledges and agrees that it is being retained hereunder as an independent consultant to the Company solely for the purpose of seeking a qualified placement agent for the Offering. Nothing in this Agreement shall be deemed to create an employment relationship, partnership, joint venture or any other association between Maxim and the Company. Neither party shall have any authority to act on behalf of or legally bind the other in any way. Maxim agrees to conduct all services provided for hereunder in accordance with all applicable laws, rules and regulations. Maxim’s agrees that it, and not the Company, shall be responsible for paying all federal, state, local or other taxes owed by Maxim or its affiliates in connection with its receipt of any compensation hereunder. The provisions of this paragraph shall survive the termination and expiration of this Agreement.

3.     This Agreement may be terminated by either party at any time in writing without notice at any time and for any reason; provided, however, that no termination hereunder shall affect any rights of either party accruing prior to such termination, including Maxim’s rights to various fees with respect to the Offering and any expenses incurred theretofore in connection with Maxim’s obligations hereunder.

4.     This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by each of the parties hereto.

5.     The Company agrees to indemnify and hold Maxim, its officers, directors, employees, affiliates, control persons or agents (collectively, the "Maxim Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) (collectively, the "Liabilities") joint and several, arising out of the performance of this Agreement, whether or not Maxim is a party to such dispute. This indemnity shall not apply, however, and Maxim shall indemnify and hold the Company, its officers, directors, employees, affiliates, control persons or agents (collectively, the "Company Indemnified Persons") (Maxim Indemnified Persons and Company Indemnified Persons, collectively, "Indemnified Persons") harmless from and against all Liabilities arising out of the performance of this Agreement that have been financially judicially determined to have resulted from Maxim’s gross negligence or willful misconduct in the performance of its services hereunder which gave rise to loss, claim, damage, liability, cost or expense sought to be recovered hereunder. A copy of Maxim’s standard indemnification form is attached to this engagement letter as Exhibit A.

Member FINRA & SIPC

405 Lexington Avenue * New York, NY 10174 * Tel (212) 895-3500 * (800) 724-0761 * Fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 3 of 7

6.     This Agreement may be executed in counterparts and by facsimile, each of which, when taken together, shall constitute one and the same agreement.

7.     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of Maxim, CCM and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which such party may have or hereafter to the venue of any such suit, action or proceeding and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

8.     Each of Maxim, CCM and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that: (i) service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, (ii) service of process upon Maxim mailed by certified mail to the address of Maxim shall be deemed in every respect effective service process upon Maxim, in any such suit, action or proceeding, and (iii) service of process upon CCM mailed by certified mail to the address of CCM shall be deemed in every respect effective service process upon CCM, in any such suit, action or proceeding.

9.     EACH OF CCM AND THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

If the foregoing correctly sets forth our agreement with respect to the matters addressed herein, please so confirm by signing and returning one copy of this letter. Your signature below shall indicate the Company’s agreement to the terms hereof.

[SIGNATURE PAGE TO FOLLOW]

Member FINRA & SIPC

405 Lexington Avenue * New York, NY 10174 * Tel (212) 895-3500 * (800) 724-0761 * Fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 4 of 7

Sincerely,

MAXIM GROUP LLC

Name:
Title:

AGREED TO AND ACCEPTED:

OMINTO, INC.

Name: Ivan Braiker
Title: President and CEO

CHARDAN CAPITAL MARKETS, LLC

Name:
Title:

[Signature Page to Finder Agreement]

Member FINRA & SIPC

405 Lexington Avenue * New York, NY 10174 * Tel (212) 895-3500 * (800) 724-0761 * Fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 5 of 7

EXHIBIT A

INDEMNIFICATION PROVISIONS

In connection with the letter to which this Exhibit A is attached (the “Finder’s Agreement”), the Company (the “Indemnitor”) agrees to indemnify and hold harmless Maxim and its affiliates, and the respective officers, directors, employees, agents and representatives of Maxim, its affiliates and each other person, if any, controlling Maxim or any of its affiliates (Maxim and each such other person being an “Indemnified Person”) from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the “Engagement”) under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Indemnitor will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined in a judgment not subject to appeal to have resulted from the bad faith or gross negligence of any Indemnified Person.

Indemnitor will not, without Maxim’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed),, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the prior written consent of the Indemnitor, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

If the indemnification provided for in the first paragraph of this Exhibit A is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, the Indemnitor shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto): (i) in such proportion as is appropriate to reflect the relative benefits to the applicable Indemnified Person, on the one hand, and the Indemnitor, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the applicable Indemnified Person and the Indemnitor, as well as any other relevant equitable considerations; provided, however, that in no event shall any Indemnified Person’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Maxim under the Engagement Letter. Assuming that the Indemnitor has fully satisfied the amount of its obligations provided for herein to the Indemnified Persons, and the Indemnified Persons shall have no further liabilities in connection therewith, then the Indemnitor may take control of any pending action or litigation in order to reduce the expenses in connection therewith. For the purposes of this Exhibit A, the relative benefits to the Indemnitor and the applicable Indemnified Person of the Engagement shall be deemed to be in the same proportion as: (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Indemnitor and its affiliates (including the Company’s stockholders), as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to Maxim in connection with the Engagement.

Members NASD & SIPC

405 Lexington Ave. * New York, NY 10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Chicago, IL* Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 6 of 7

Procedure. Upon obtaining knowledge of any claim which may give rise to indemnification not involving a Third Party Claim, the Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained such knowledge, give written notice (which may be delivered by facsimile transmission, with confirmation of receipt by the receiving party) of such claim for which indemnification is sought (each, a “Claim”) to the Indemnitor, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent that the Indemnitor have suffered actual, irreversible and material economic prejudice thereby). The Indemnified Person, at its cost, shall furnish to the Indemnitor in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim.

Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding involving a Claim by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to the Indemnitor of the commencement of such Third Party Claim, and shall give the Indemnifying Party such information with respect thereto as the Indemnitor may reasonably request, but no failure to give such notice shall relieve the Indemnitor of any liability hereunder (except to the extent the Indemnitor has suffered actual, irreversible and material economic prejudice thereby). The Indemnitor shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at its cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by the Indemnitor and reasonably acceptable to the Indemnified Person. If the Indemnitor satisfies the requirements of this Exhibit A and desires to exercise its right to assume the defense and control the settlement of such Third Party Claim, the Indemnitor shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that the Indemnitor shall be responsible for such Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement of a Third Party Claim and (ii) to employ separate counsel at their reasonable expense (provided that the Indemnitor shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and Maxim, and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from those available to the Indemnitor, (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers) or (z) or in the reasonable judgment of the Indemnified Person, the Indemnitor may not be able to satisfy fully such Third Party Claim. In addition, if the Indemnitor fails to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Third Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person. For the avoidance of doubt, the Indemnitor acknowledge that they will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Indemnitor.

Member FINRA & SIPC

405 Lexington Avenue * New York, NY 10174 * Tel (212) 895-3500 * (800) 724-0761 * Fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD

Ominto, Inc. November 5, 2015 Page 7 of 7

If at any time after the Indemnitor assumes the defense of a Third Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Person shall have the same rights as set forth above as if the Indemnitor never assumed the defense of such claim.

Notwithstanding the foregoing, the Indemnitor or the Indemnified Person, as the case may be, shall have the right to participate, at the Indemnitor’s or the Indemnified Person’s own expense, in the defense of any Third Party Claim that the other party is defending.

If the Indemnitor assume the defense of any Third Party Claim in accordance with the terms hereof, the Indemnitor shall have the right, upon 30 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully indemnified with respect to all Third Party Claims. Notwithstanding the foregoing, the Indemnitor shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) in the reasonable judgment of the Indemnified Person, such settlement would have a continuing effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Person. In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if the Indemnitor fail to assume the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with our consent, which consent shall not be unreasonably withheld.

The provisions of this Exhibit A shall apply to and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Maxim’s services under the Finder’s Agreement.

Member FINRA & SIPC

405 Lexington Avenue * New York, NY 10174 * Tel (212) 895-3500 * (800) 724-0761 * Fax (212) 895-3783 * www.maximgrp.com

New York, NY * Long Island, NY * Red Bank, NJ * Baltimore, MD